Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2022, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-259496) and related Prospectus of Surrozen, Inc. for the registration of common stock and warrants.

/s/ Ernst & Young LLP

San Francisco, California
March 28, 2022